UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2016

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2016, Silver Bay Realty Trust Corp. (the “Company”) designated its Chief Accounting Officer, Julie M. Ellis, as its principal financial officer for purposes of the Company’s filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company also appointed its Executive Vice President of Finance, Griffin P. Wetmore, as the Company’s Treasurer.

Ms. Ellis, age 43, has served as the Company’s Chief Accounting Officer since February 15, 2016. Prior to this appointment, Ms. Ellis served as Corporate Controller for the Company since September 2012, first as an employee of Pine River Capital Management L.P. and then as an employee of the Company following the internalization of the Company’s advisory manager on September 30, 2014. Ms. Ellis has spent the breadth of her career in financial reporting and accounting roles. From 2009 to 2012, she served in various financial roles, including International Controller at Merrill Corporation, a privately held company. From 2007 to 2009, Ms. Ellis worked as a consultant on Sarbanes-Oxley implementations and internal audit engagements for various real estate companies. From 2004 to 2007, Ms. Ellis served as Director of Internal Audit for America First Apartment Investors, Inc. a multi-family REIT previously traded on NASDAQ, where she led the company’s inaugural Sarbanes-Oxley design and implementation and also served as Corporate Controller. Prior to 2004, Ms. Ellis worked in public accounting for nine years with both Deloitte & Touche, LLP and Hamilton Misfeldt & Company. Ms. Ellis graduated from St. Cloud State University with a B.S. in Accounting and is a certified public accountant.

Mr. Wetmore, age 31, has served as the Company’s Executive Vice President of Finance since February 15, 2016. Prior to this appointment, Mr. Wetmore served the Company in various roles since January 2012, including as Director of Business Development, first as an employee of Pine River Capital Management L.P. and then as an employee of the Company following the internalization of the Company’s advisory manager on September 30, 2014. In these roles, Mr. Wetmore was part of the Company’s management team; provided business development and capital markets services to Silver Bay; and helped to execute Silver Bay’s financing strategies and M&A transactions. Prior to joining Pine River Capital Management L.P., Mr. Wetmore was an Associate at the investment bank Credit Suisse. He received a B.A. in Economics from the University of Chicago.

The changes described above coincide with the departure of the Company’s prior Chief Financial Officer and Treasurer, Christine Battist, effective September 29, 2016. The Company expects to enter a Separation Agreement and Release with Ms. Battist but has not done so as of the date of this filing.

On September 29, 2016, the Company issued a press release announcing these management changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description
99.1	Press Release dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: October 5, 2016

Exhibit Index

Item No.	Description
99.1	Press Release dated September 29, 2016